Exhibit 99.3

UNAUDITED PRO FORMA

CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial statements of OPES Acquisitions Corp. (“OPES”) present the combination of the financial information of OPES and BurgerFi International, LLC (“BurgerFi”), adjusted to give effect to the Business Combination. The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X. The transaction is being accounted for as a business combination using the acquisition method with OPES as the accounting acquirer in accordance with ASC 805, Business Combinations. Under this method of accounting the purchase price will be allocated to BurgerFi’s assets acquired and liabilities assumed based upon their estimated fair values at the date of consummation of the transaction.

The unaudited pro forma condensed combined balance sheet as of September 30, 2020 combines the historical balance sheet of OPES and the historical balance sheet of BurgerFi, on a pro forma basis as if the Business Combination and related transactions, summarized below, had been consummated on September 30, 2020. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2019 and the nine months ended September 30, 2020, combine the historical statements of operations of OPES and BurgerFi on a pro forma basis as if the Business Combination and related transactions, summarized below, had been consummated on January 1, 2019, the beginning of the earliest period presented:

On June 29, 2020, OPES entered into a membership interest purchase agreement (the “Acquisition Agreement”), with BurgerFi, the members of BurgerFi (the “Members”), and BurgerFi Holdings, LLC, a Delaware limited liability company (the “Members’ Representative”). OPES’s acquisition of the membership interests of BurgerFi owned by the Members (the “Interests”) is referred to herein as the Business Combination. On December 16, 2020, OPES consummated the Business Combination contemplated in the Acquisition Agreement (the “Closing”), OPES purchased 100% of the membership interests of BurgerFi from the Members resulting in BurgerFi becoming a wholly owned subsidiary of OPES, In connection with the Business Combination, OPES changed its name to “BurgerFi International, Inc.” References to the “Post-Combination Company” shall refer to BurgerFi International, Inc. after the consummation of the Business Combination. Holders of the Common Stock of OPES will be asked to approve the Acquisition Agreement, and the other related proposals.

The aggregate value of the consideration paid by OPES in the Business Combination (subject to reduction for indemnification claims and potential changes due to a working capital adjustment) is approximately $241 million calculated as follows: (i) $30,000,000 in cash payable to Members, (ii) $20,000,000 payable either in cash or in shares of OPES Common Stock valued at $10.60 (contractual value used to determine the quantity of shares only) per share (the “Stock Portion”), in the sole and absolute discretion of the OPES board of directors (the “OPES Board of Directors” or “OPES’s Board of Directors”); and (iii) 4,716,981 shares of OPES Common Stock to be issued to the Members. The total consideration also includes the assumption of approximately $4.2 million in debt. After the Business Combination, the Members may be entitled to an additional 9,356,459 shares of OPES Common Stock if certain stock price targets are met by the Post-Combination Company following the Business Combination.

The historical financial statements have been adjusted in the unaudited pro forma condensed combined financial statements to give pro forma effect to events that are: (i) directly attributable to the Business Combination; (ii) factually supportable; and (iii) with respect to the statement of operations, expected to have a continuing impact on OPES results following the completion of the Business Combination.

The unaudited pro forma condensed combined financial statements have been developed from and should be read in conjunction with:

●	the accompanying notes to the unaudited pro forma condensed combined financial statements;

●	the historical audited financial statements of OPES for the year ended December 31, 2019 and the related notes, each of which is incorporated by reference;

●	the historical audited financial statements of BurgerFi as of and for the year ended December 31, 2019 and the related notes, each of which is incorporated by reference;

●	the historical unaudited financial statements of OPES as of and for the nine months ended September 30, 2020 and the related notes, each of which is incorporated by reference;

●	the historical unaudited financial statements of BurgerFi as of and for the nine months ended September 30, 2020 and the related notes, each of which is incorporated by reference;

●	other information relating to OPES and BurgerFi contained in the Proxy Statement, including the Business Combination Agreement and the description of certain terms thereof set forth in the section entitled “The Business Combination.”

Pursuant to OPES’ existing amended and restated certificate of incorporation, Public Stockholders (as defined in the Proxy Statement) were offered the opportunity to redeem, upon the closing of the Business Combination, all or a portion of the shares of OPES Common Stock then held by them for cash equal to their pro rata share of the aggregate amount on deposit (as of two business days prior to the Closing) in the Trust Account (as defined in the Proxy Statement).

Assumptions and estimates underlying the unaudited pro forma adjustments set forth in the unaudited pro forma condensed combined financial statements are described in the accompanying notes. The unaudited pro forma condensed combined financial statements have been presented for illustrative purposes only and are not necessarily indicative of the operating results and financial position that would have been achieved had the Business Combination occurred on the dates indicated. Further, the unaudited pro forma condensed combined financial statements do not purport to project the future operating results or financial position of OPES following the completion of the Business Combination. The unaudited pro forma adjustments represent management’s estimates based on information available as of the date of these unaudited pro forma condensed combined financial statements and are subject to change as additional information becomes available and analyses are performed.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF SEPTEMBER 30, 2020

			Pro Forma Combined
	OPES	BurgerFi	Pro Forma Adjustments		Pro Forma Balance Sheet
Assets
Current assets:
Cash	$10,962	$2,768,169	$48,401,503	(1)
			30,000,000	(2)
			(1,123,131	) (3)
			(9,058,702	) (8)
			(1,857,216	) (6)
			(30,000,000	) (7)	$39,141,585
Restricted cash	-	474,886	-		474,886
Accounts receivable, net	-	495,990	-		495,990
Inventory	-	266,834	-		266,834
Prepaid expenses and other current assets	234,198	174,014	-		408,212
Total Current Assets	245,160	4,179,893	36,362,454		40,787,507
Marketable securities held in Trust Account	48,401,503	-	(48,401,503	) (1)	-
Property and equipment	-	7,690,841	673,159	(7)	8,364,000
Due from related companies	-	5,166,938	(5,166,938	) (5)	-
Goodwill	-	1,382,621	166,844,896	(7)	168,227,517
Intangible assets	-	-	96,404,000	(7)	96,404,000
Other assets	-	454,987	-		454,987
Deferred tax assets	77,423	-	-		77,423
Total Assets	$48,724,086	$18,875,280	$246,716,068		$314,315,434

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable - trade	$725,718	$1,959,552	$-		$2,685,270
Accrued expenses	-	767,519	1,570,000	(9)	2,337,519
Gift card liability	-	406,619	-		406,619
Revolving line of credit	-	2,664,159	-		2,664,159
Notes payable - current	-	1,277,542	-		1,277,542
Current portion of deferred initial franchise fees	-	443,174	-		443,174
Other deposit	-	906,500	-		906,500
Total Current Liabilities	725,718	8,425,065	1,570,000		10,720,783
Promissory notes - related parties	1,642,599	-	(1,642,599	) (4)	-
Convertible promissory notes	1,123,131	-	(1,123,131	) (3)	-
Deferred initial franchise fees, net of current portion	-	4,340,243	-		4,340,243
Due to related companies	-	26,000	(26,000	) (8)	-
Notes payable	-	2,913,606	-		2,913,606
Deferred rent	-	1,366,887	(1,366,887	) (7)	-
Deferred income taxes payable	-	-	25,065,040	(7)	25,065,040
Total Liabilities	3,491,448	17,071,801	22,476,423		43,039,672
Commitments and Contingencies
Common stock subject to redemption	40,232,637	-	(40,232,637	) (6)	-
Stockholders’ Equity
Common stock	410	-	300	(2)
			15	(4)
			17	(6)
			660	(7)	1,402
Additional paid-in capital	3,368,432	-	29,999,700	(2)
			1,642,584	(4)
			38,375,404	(6)
			206,885,783	(7)	278,701,903
			(1,570,000	) (9)
Members’ equity	-	1,803,479	3,337,459	(7)
			(5,140,938	) (5)	-
Retained earnings (accumulated deficit)	1,631,159	-	(9,058,702	) (8)	(7,427,543)
Total Stockholders’ Equity	5,000,001	1,803,479	264,472,282		271,275,762
Noncontrolling interest	-	-	-		-
Total Liabilities and Stockholders’ Equity	$48,724,086	$18,875,280	$246,716,068		$314,315,434

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2019

			Pro forma Combined
					Pro Forma
			Pro Forma		Income
	OPES	BurgerFi	Adjustments		Statement
Total revenues	$-	$34,227,380	$-		$34,227,380

Operating expenses:
Restaurant level operating expenses	-	21,574,747	-		21,574,747
General and administrative expenses	840,321	7,230,200	-		8,070,521
Amortization of intangible assets	-	-	3,640,221	(3)	3,640,221
Depreciation and amortization expense	-	825,201	-		825,201
Brand development and co-op advertising expense	-	1,732,407	-		1,732,407
Gain on disposal of property and equipment	-	(184,386)	-		(184,386)
Total operating expenses	840,321	31,178,169	3,640,221		35,658,711
Operating income	(840,321)	3,049,211	(3,640,221)		(1,431,331)

Other income (expense):
Interest income	2,409,408	-	(2,409,408	) (1)	-
Unrealized gain on marketable securities	8,776	-	(8,776	) (1)	-
Interest expense	-	(78,987)	-		(78,987)
Income before income taxes	1,577,863	2,970,224	(6,058,405)		(1,510,318)
Provision for income taxes	416,099	-	(416,099	) (2)	(946,458)
			(946,458	) (3)
Net income (loss)	1,161,764	2,970,224	(4,695,848)		(563,860)
Net income attributable to non-controlling interest	-	35,442	-		35,442
Net income (loss) attributable to controlling interest	$1,161,764	$2,934,782	$(4,695,848)		$(599,302)

Weighted average shares outstanding, basic and diluted	3,808,719		13,583,144	(4)	17,441,864
Basic and diluted net (loss) income per share	$(0.13)				$(0.03)

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2020

			Pro Forma Combined
					Pro Forma
			Pro Forma		Income
	OPES	BurgerFi	Adjustments		Statement
Total revenues	$-	$24,939,387	$-		$24,939,387

Operating expenses:
Restaurant level operating expenses	-	17,212,228	-		17,212,228
General and administrative expenses	922,544	4,986,598	-		5,909,142
Amortization of intangible assets	-	-	2,730,166	(3)	2,730,166
Depreciation and amortization expense	-	810,835			810,835
Brand development and co-op advertising expense	-	1,822,165			1,822,165
Total operating expenses	922,544	24,831,826	2,730,166		28,484,536
Operating income	(922,544)	107,561	(2,730,166)		(3,545,149)

Other income (expense):
Interest income	346,727	-	(346,727	) (1)	-
Unrealized gain (loss) on marketable securities	(478)	-	478	(1)	-
Interest expense	-	(97,252)	-		(97,252)
Income (loss) before income taxes	(576,295)	(10,309)	(3,076,415)		(3,642,401)
Benefit for income taxes	(25,155)	-	25,155	(2)	(709,843)
			(709,843	) (3)
Net income (loss)	(551,140)	10,309	(2,391,727)		(2,932,558)
Net income attributable to non-controlling interest	-	20,692	-		20,692
Net income (loss) attributable to controlling interest	$(551,140)	$(10,383)	$(2,391,727)		$(2,953,250)

Weighted average shares outstanding, basic and diluted	4,016,420		13,375,443	(4)	17,441,864
Basic and diluted net (loss) income per share	$(0.18)				$(0.17)

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

1.	Basis of Presentation

OPES has concluded that the transaction represents a business combination pursuant to ASC 805, Business Combinations. OPES has not yet completed a final valuation analysis of the fair market value of BurgerFi’s assets to be acquired and liabilities to be assumed. Using the estimated total consideration for the transaction, OPES has estimated the allocations to such assets and liabilities. This preliminary purchase price allocation has been used to prepare pro forma adjustments in the unaudited pro forma condensed combined balance sheet. The final purchase price allocation will be determined when OPES has determined the final consideration and completed the detailed valuations and other studies and necessary calculations. The final purchase price allocation could differ materially from the preliminary purchase price allocation used to prepare the pro forma adjustments. The final purchase price allocation may include (1) changes in allocations to intangible assets goodwill based on the results of certain valuations and other studies that have yet to be completed, other changes to assets and liabilities and (2) changes to the ultimate purchase consideration. For the purposes of the unaudited pro forma condensed combined financial information, the accounting policies of BurgerFi and OPES are aligned giving effect to certain pro forma adjustments, if any.

The unaudited pro forma condensed combined balance sheet as of September 30, 2020 gives pro forma effect to the Business Combination as if it had been consummated on September 30, 2020. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2019 and the nine months ended September 30, 2020, give pro forma effect to the Business Combination as if it had been consummated on January 1, 2019.

The unaudited pro forma condensed combined balance sheet as of September 30, 2020 has been prepared using, and should be read in conjunction with, the following:

●	OPES’s unaudited balance sheet as of September 30, 2020 and the related notes, which is incorporated by reference; and

●	BurgerFi’s unaudited balance sheet as of September 30, 2020 and the related notes, which is attached as an exhibit to this filing and incorporated by reference.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2019 has been prepared using, and should be read in conjunction with, the following:

●	OPES’ audited statement of operations for the year ended December 31, 2019 and the related notes, which is incorporated by reference; and

●	BurgerFi’s audited statement of operations for the year ended December 31, 2019 and the related notes, which is incorporated by reference.

The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2020 has been prepared using, and should be read in conjunction with, the following:

●	OPES’ unaudited statement of operations for the nine months ended September 30, 2020 and the related notes, which is incorporated by reference; and

●	BurgerFi’s unaudited statement of operations for the nine months ended September 30, 2020 and the related notes, which is incorporated by reference.

Management has made significant estimates and assumptions in its determination of the pro forma adjustments. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.

The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings or cost savings that may be associated with the Business Combination. The pro forma adjustments reflecting the consummation of the Business Combination are based on certain currently available information and certain assumptions and methodologies that management believes are reasonable under the circumstances. The unaudited condensed pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments and it is possible the difference may be material. Management believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Business Combination based on information available to management at the time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the Business Combination taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the post-combination company. They should be read in conjunction with the historical financial statements and notes thereto of OPES and BurgerFi.

2.	Adjustments to Unaudited Pro Forma Condensed Combined Financial Information

The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Business Combination and has been prepared for informational purposes only. The historical financial statements have been adjusted in the unaudited pro forma condensed combined financial information to give pro forma effect to events that are (1) directly attributable to the Business Combination, (2) factually supportable, and (3) with respect to the statements of operations, expected to have a continuing impact on the results of the post-combination company. OPES and BurgerFi have not had any historical relationship prior to the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

The adjustments included in the unaudited pro forma condensed combined balance sheet as of September 30, 2020 are as follows:

(1)	Reflects the reclassification of cash and investments held in the Trust Account that becomes available following the Business Combination.

(2)	Reflects the PIPE issuance of 3,000,000 common stock shares at $10.00 per share.

(3)	Reflects the repayment of convertible promissory note in cash.

(4)	Reflects the conversion of promissory note - related parties into 150,000 common stock shares.

(5)	Reflects the reclassification of the Due from Related Companies of $5,166,938 and Due to Related Companies of $26,000 to Distributions (net $5,140,938). This results in the elimination of the Due to Related Companies and Due From Related Companies at closing.

(6)	Reflects the transfer of approximately $38.4 million in shares subject to redemption to permanent equity and the redemption of more than $1.8 million in shares (174,482 shares at $10.64 per share) totaling the $40.2 million balance of shares subject to redemption as of September 30, 2020.

(7)

Reflects the approximately $241.1 million in total consideration for the acquisition of BurgerFi. The approximately $241.1 million total consideration includes a) a cash payment of $30.0 million, b) the issuance of 6,603,773 common stock shares valued at approximately $103.7 million (based on December 16, 2020 OPES common stock closing price of $15.70 per share), c) contingent earnout consideration valued at approximately $103.2 million and d) assumed debt of approximately $4.2 million.

Based on the features of the earnout, a Monte-Carlo Simulation was used to value the contingent consideration. The traded price of OPES was simulated in each trial using Geometric Brownian Motion, and the simulated path was then analyzed to determine which, if any, earnout tranches would be payable within the given trial. The estimated payments were calculated by multiplying the shares earned for a given tranche by the simulated price as of the date that the earnout tranche was earned. The result was present valued using the risk-free rate. The average of all trials resulted in the valuation conclusion, which was determined to be approximately $103.2 million.

(8)	Represents transaction costs of approximately $9.0 million incurred in consummating the Business Combination. Includes legal, financial advisory and other professional fees related to the Business Combination. These costs are not included in the unaudited pro forma condensed combined statement of operations as they are deemed to not have a continuing impact on the results of the post-combination company.

(9)	Represents consulting fee and payable in connection with the Business Combination, payable at closing in 100,000 in OPES Shares to be issued.

Management has made significant estimates and assumptions in its determination of the pro forma adjustments. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.

Cash	$2,768,169
Restricted cash	474,886
Accounts receivable, net	495,990
Inventory	266,834
Prepaid expenses and other current assets	174,014
Property and equipment	8,364,000
Other assets	454,987
Goodwill	168,227,517
Intangible assets	96,404,000
Accounts payable - trade	(1,959,552)
Accrued expenses	(767,519)
Gift card liability	(406,619)
Revolving line of credit	(2,664,159)
Current portion of deferred initial franchise fees	(443,174)
Other deposit	(906,500)
Deferred initial franchise fees, net of current portion	(4,340,243)
Deferred income taxes payable (**)	(25,065,040)
Consideration	$241,077,591

** Deferred income taxes payable relates to the $96.4 million of intangible assets related to the acquisition of BurgerFi and assumes a blended federal and state tax rate of 26%.

Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations

The pro forma adjustments included in the unaudited pro forma condensed combined statements of operations for the year ended December 31, 2019 and for the nine months ended September 30, 2020 are as follows:

(1) Represents pro forma adjustment to eliminate interest income and unrealized gain on marketable securities related to the Trust Account.

(2) We have incurred income tax expense primarily related to interest income and unrealized gain on marketable securities related to the Trust account.  We are eliminating this income tax expense because this income tax expense will not be incurred if the Merger was consummated on January 1, 2019.

(3) Represents the amortization of intangible assets related to the acquisition of BurgerFi and the related effect on deferred income taxes (assuming a blended federal and state tax rate of 26%) over the period shown below as if the acquisition had occurred on January 1, 2019. The estimated useful lives were determined based on a review of the time period over which economic benefit is estimated to be generated as well as other factors. Factors considered include contractual life, the period of which a majority of cash flow is expected and/or management’s view based on historical experience with similar assets.

		Estimated Lives	2019	YTD September 2020
Intangible assets	Amount	(in years)	Amortization	Amortization
Franchise agreements	$20,591,000	7	$2,941,571	$2,206,179
Trade names / trademarks	61,795,000	Indefinite	-	-
Liquor license	210,000	Indefinite	-	-
Reef Kitchens license agreement	13,643,000	20	682,150	511,613
VegeFi product	165,000	10	16,500	12,375
	$96,404,000		$3,640,221	$2,730,166

(4) Represents the increase in the weighted average shares outstanding due to the issuance of common stock in connection with the Business Combination.

Represents the net income per share calculated using the historical weighted average shares outstanding, and the issuance of additional shares in connection with the Business Combination, assuming the shares were outstanding since January 1, 2019. As the Business Combination is being reflected as if it had occurred at the beginning of the periods presented, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares issuable relating to the Business Combination have been outstanding for the entire periods presented. Also, assumes that all stock options, warrants and rights are not dilutive.

Pro Forma
Combined
OPES public shares electing cash conversion	(174,482)
OPES public shares outstanding	8,012,573
OPES shares issued to PIPE investors	3,000,000
OPES shares issued in merger to BurgerFi	6,603,773
Shares outstanding	17,441,864